Exhibit 99.1

                    Unaudited Pro Forma Financial Statements

The following unaudited pro forma financial statements give effect to the proposed plan of Public Service Company of New Mexico (the "Company") for separating its regulated and nonregulated business activities (the "Proposed Plan") as required by New Mexico's Electric Utility Industry Restructuring Act of 1999 (the "Restructuring Act") (for a detailed discussion of the Proposed Plan see Item 5 of the Form 8-K in which these unaudited pro forma financial statements are filed as an exhibit). The Proposed Plan will create a holding company to be called Manzano Corporation ("Manzano") and will separate the Company into two subsidiaries. The holding company structure will be effected through a one-for-one share exchange between the shareholders of the Company and Manzano, whereby the shareholders of the Company become shareholders of Manzano and Manzano will own all of the Company's common stock. In addition, as part of the proposed restructuring, certain corporate assets and liabilities will be transferred to Manzano (these proposed transactions for purposes of these unaudited pro forma financial statements will be referred to as the "Share Exchange").

Under the Proposed Plan, all of the Company's electric and gas distribution and substantially all transmission assets will be transferred to a newly created subsidiary which will acquire the name "Public Service Company of New Mexico" (for purposes of these pro forma financial statements, this subsidiary will be referred to as "UtilityCo" and this transfer will be referred to as the "Asset Transfer") and the corporation formerly named Public Service Company of New Mexico will be renamed Manzano Energy Corporation (for purposes of these pro forma financial statements, this subsidiary will be referred to as "PowerCo"). PowerCo will continue to own the Company's existing electric generation and unregulated, competitive assets after completion of the Asset Transfer.

The basis for the Company's assets and liabilities that will be transferred in the Share Exchange and the Asset Transfer will be historical cost. These unaudited pro forma financial statements assume that Manzano will acquire certain of the Company's corporate assets and liabilities through the issuance of an inter-company note. This note will bear interest at rates consistent with the rates available under the Company's existing revolving credit facility. These unaudited pro forma financial statements also assume that the Asset Transfer will be accomplished as follows: Manzano will make an equity contribution to UtilityCo of $425 million of regulated assets. These assets will be transferred through a dividend from PowerCo to Manzano. UtilityCo will then acquire the remaining regulated assets from PowerCo through the following transactions: (i) by way of an exchange offer, as described below, an assumption of PowerCo's (formerly the Company's) outstanding public Senior Unsecured Notes ("SUNs") and preferred stock, (ii) the proceeds (approximately $253 million) from the issuance of commercial paper and newly-issued UtilityCo SUNs, and (iii) the assumption of $334 million of certain related liabilities. All transactions are expected to be completed simultaneously. Although there are other alternatives to finance the acquisition of the regulated assets from PowerCo, based on current market and economic conditions, the Company currently believes that the foregoing transactions represent the most advantageous way to effect the Asset Transfer.

The current holders of PowerCo's public SUNs will be offered the opportunity to exchange their approximately $368 million of existing SUNs for $368 million of SUNs issued by UtilityCo with like terms and conditions (the "Debt Exchange"). The current holders of PowerCo's preferred stock will be offered the opportunity to exchange their approximately $12.8 million of preferred stock for preferred stock issued by UtilityCo with like terms and conditions (the "Preferred Exchange" and, together with the Debt Exchange, the "Exchanges").

In addition, UtilityCo will issue approximately $100 million of renewable commercial paper. The commercial paper will have liquidity support from a $150 million committed revolving credit facility at UtilityCo. The additional credit capacity above the commercial paper level will be available for the working capital needs of UtilityCo. The commercial paper is assumed to have a 6.51% effective rate per year including fees. UtilityCo will also issue up to approximately $153 million of newly-issued SUNs. These SUNs are assumed to have a stated interest rate per annum of 7.67% and an effective rate of 7.8% including fees (collectively, these transactions for purposes of these uuaudited pro forma financial statements will be referred to as the "New Issuances").

These unaudited pro forma financial statements also reflect the Company's repurchase through April 11, 2000 of 963,284 shares of its common stock at a cost of $18.8 million and $35 million of its 7.5% SUNs through open market purchases at a cost of $34 million (collectively, the "Buyback").

These unaudited pro forma financial statements present the pro forma balance sheets of PowerCo and UtilityCo as of December 31, 1999, as if the Share Exchange, the Asset Transfer, the Exchanges, the New Issuances and the Buyback had occurred on December 31, 1999, and present the pro forma statements of earnings of PowerCo and UtilityCo for each of the three years ended December 31, 1999, as if the Share Exchange, the Asset Transfer and the Exchanges had occurred on January 1, 1997 and as if the New Issuances and the Buyback had occurred on January 1, 1999. These unaudited pro forma financial statements are based on the Company's historical consolidated financial statements and the accompanying notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "Form 10-K").

The unaudited pro forma financial statements of PowerCo are derived from the Company's balance sheet at December 31, 1999 and consolidated statements of earnings for the three years ended December 31, 1999 after giving effect to the Asset Transfer, the Exchanges, the Share Exchange and the Buyback (for the year ended December 31, 1999). These unaudited pro forma financial statements are presented in a diversified commercial entity format as opposed to the traditional regulated utility format promulgated by the Federal Energy Regulatory Commission ("FERC") as PowerCo's operations under the Restructuring Act will no longer be regulated as to rates by the New Mexico Public Regulation Commission (the "PRC").

The unaudited pro forma financial statements of UtilityCo are derived from the asset and liability balances at December 31, 1999, proposed to be acquired in the Asset Transfer and the related results of operations for the three years ended December 31, 1999 associated with the respective asset and liability balances after giving effect to the Exchanges and the New Issuances (for the year ended December 31, 1999). These unaudited pro forma financial statements are presented in a traditional regulated utility format promulgated by the FERC.

The pro forma adjustments are based upon currently available information and upon certain assumptions that the Company's management believes are reasonable as of the filing date. There can be no assurance that the actual adjustments will not materially differ from the pro forma adjustments reflected in these unaudited pro forma financial statements. The unaudited pro forma financial statements are not necessarily indicative of the financial position of either future results of operations or results of UtilityCo or PowerCo that might have been achieved if the foregoing transactions had been consummated as of the indicated dates. These unaudited pro forma financial statements should be read in conjunction with the Company's historical consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in the Form 10-K.

In addition, the following factors should be considered in the context of these unaudited pro forma financial statements as factors that could cause such statements to require significant revision or updating.

The Proposed Plan has not been finalized by the Company. The Share Exchange requires the affirmative vote of the holders of two-thirds of the shares of the Company's common stock entitled to vote at the annual meeting of the Company's shareholders to be held in June 2000. If shareholder approval of the Share Exchange is obtained, the Company must still receive separate approval of its Proposed Plan, including the Asset Transfer and the financings related thereto, from the PRC as well as other regulatory approvals and certain other approvals. If the Company were not to receive shareholder approval of the Share Exchange or if the Company were not to receive the necessary regulatory and other approvals of its Proposed Plan, including the Asset Transfer and the financings related thereto, the Company cannot predict the form that the separation of its regulated activities and its competitive, deregulated activities would take under the Restructuring Act. Accordingly, these unaudited pro forma financial statements might require significant revision if all or any of the necessary regulatory and other approvals are not obtained.

In addition, the Asset Transfer as presented in these unaudited pro forma financial statements assumes that all holders of the Company's public SUNs will exchange these SUNs for newly-issued SUNs of UtilityCo with substantially the same terms as the existing SUNs in the Debt Exchange. Although the Company believes that there are sufficient economic reasons why the holders of the public SUNs would agree to participate in the Debt Exchange, there can be no assurance that such holders will agree to so participate. If the Debt Exchange were not completed or only partially completed, it may be necessary for UtilityCo to directly issue up to $368 million of additional SUNs or seek other alternative financing which may not be on as favorable terms as the Company's existing SUNs, depending on economic, market and other conditions at the time of the Asset Transfer. Accordingly, these unaudited pro forma financial statements might require significant revision if less than all holders of the Company's public SUNs participate in the Debt Exchange or the Debt Exchange is materially different than contemplated.

The Asset Transfer as presented in these unaudited pro forma financial statements also assumes that holders of the Company's cumulative preferred stock (the "Preferred Stock") will exchange their shares for newly issued cumulative preferred stock with substantially the same terms as the existing Preferred Stock in the Preferred Exchange. There can be no assurance that such holders will agree to so participate. If the Preferred Exchange were not completed or only partially completed, it may be necessary for UtilityCo to issue up to $12.8 million of additional SUNs or seek other alternative financing which may not be on as favorable terms as the Preferred Stock depending on economic, market and other conditions at the time of the Asset Transfer. Accordingly, these unaudited pro forma financial statements might require significant revision if less than all the holders of the Company's Preferred participate in the Preferred Exchange or the Preferred Exchange is materially different than contemplated.

The ability to obtain the assumed financing terms for the New Issuances is largely dependent upon the credit ratings of UtilityCo. For purposes of these unaudited pro forma financial statements, UtilityCo's debt rating is assumed to be BBB+/Baa1 based on the ratings criteria of Standard and Poor's Ratings Services and Moody's Investor Services, Inc. As a result, the Company believes that UtilityCo will be able to issue $100 million of renewable commercial paper at an assumed effective rate of 6.51% per year and issue the fixed rate SUNs at an assumed annual interest rate of 7.67%. If UtilityCo's actual debt ratings, at the time of the New Issuances, are lower than the assumed ratings or interest conditions are not favorable, depending on economic, market and other conditions, UtilityCo may not receive the assumed terms for the New Issuances or may be required to seek financing alternatives. Accordingly, these unaudited pro forma financial statements may require significant revision if the assumed financing terms of the New Issuances are materially different than contemplated.

The Restructuring Act authorizes utilities to recover in full any prudent and reasonable costs incurred in implementing full open access ("transition costs"). These transition costs will be recovered through 2007 by means of a separate wires charge. The PRC may extend this date by up to one year. The Company is still evaluating its expected transition costs and has not made a final determination of those costs. The Company, however, currently estimates that these costs will be approximately $30 million to $40 million. Transition costs for which the Company will seek recovery include professional fees, financing costs including underwriting fees, consents relating to the transfer of assets, management information system changes including billing system changes and public and customer education and communications. Recoverable transition costs are currently being capitalized and will be amortized over the recovery period to match related revenues. Recovery of any transition costs, which are not deemed recoverable by the PRC, may be vigorously pursued through all remedies available to the Company with the ultimate outcome uncertain. Costs not recoverable will be expensed when incurred unless these costs are otherwise permitted to be capitalized under current and future accounting rules. The unaudited pro forma financial statements of UtilityCo do not give effect to the incurrence of any transition costs or their recovery. If the amount of non-recoverable transition costs is material, the resulting charge to earnings may have a material effect on the future financial results and position of UtilityCo.

In addition, the Restructuring Act recognizes that electric utilities should be permitted a reasonable opportunity to recover an appropriate amount of the costs previously incurred in providing electric service to its customers ("stranded costs"). Stranded costs represent all electric power generating costs, currently in rates, in excess of the expected competitive market price and include plant decommissioning costs, regulatory assets, and lease and lease-related costs. Utilities will be allowed to recover no less than 50% of such costs through a non-bypassable charge on all customer bills for five years after implementation of customer choice. The PRC could authorize a utility to recover up to 100% of its stranded costs if the PRC finds that recovery of more than 50%: (i) is in the public interest; (ii) is necessary to maintain the financial integrity of the public utility; (iii) is necessary to continue adequate and reliable service; and (iv) will not cause an increase in rates to residential or small business customers during the transition period. The Restructuring Act also allows for the recovery of nuclear decommissioning costs by means of a separate wires charge. The Company expects to recover its regulatory assets along with other stranded costs associated with the deregulated business through its stranded costs recovery. As a result, these regulatory assets have been reclassified to reflect the costs associated with the discontinuation of Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" (SFAS 71), and the adoption of Statement of Financial Accounting Standards No. 101, "Regulated Enterprises--Accounting for the Discontinuance of Application of FASB Statement 71," and transferred to UtilityCo in the Asset Transfer. Stranded costs include other operating costs in excess of the established regulatory assets. The Company is still evaluating its expected stranded costs and has not made a final determination of those costs. The Company's current estimate of its stranded costs ranges from $650 million to $750 million which reflects the present value of these costs as calculated in 2002 dollars based on its most current set of assumptions at the time of this filing and a strict interpretation of the language of the Restructuring Act. The Company has not yet finalized the amount of stranded cost recovery it will actually seek from the PRC pursuant to the Restructuring Act. The calculation of stranded costs is subject to a number of highly sensitive assumptions, including the date of open access and projected market prices, among others. The Company believes that the Restructuring Act if properly applied provides an opportunity for recovery of a reasonable amount of stranded costs. If regulatory orders do not provide for a reasonable recovery, the Company is prepared to vigorously pursue judicial remedies. The unaudited pro forma financial statements reflect historical actual rate recovery of the Company's costs including regulatory assets and do not give effect to any stranded cost recovery. While recoverable stranded costs will be collected as part of the regulated business by UtilityCo, the collections would be paid to PowerCo under an agency agreement to be executed between UtilityCo and PowerCo and be part of the revenues available to PowerCo subsequent to the restructuring. Final determination and quantification of stranded cost recovery has not been made by the PRC. The determination will have an impact on the recoverability of the related assets and may have a material effect on the future financial results and position of PowerCo.

Historically, the Company has operated as an integrated regulated utility. The Company's electric power generation operations, the business that will become deregulated under the Restructuring Act and be conducted by PowerCo, has provided electric power to the Company's electric distribution and transmission operations, the business that will be conducted by UtilityCo under the separation mandated by the Restructuring Act. The unaudited pro forma statements of earnings account for these transactions using historic internally developed transfer pricing that was not necessarily reflective of market prices. In addition, this historic internally developed transfer pricing is not necessarily representative of the stranded costs for which the Company will seek recovery, as stranded cost recovery will be based on future estimated costs. In accordance with the Restructuring Act, upon implementation of deregulation, residential and small business customers of UtilityCo will be able to select a power supplier in the open market or may receive electric service pursuant to a Standard Offer provided or arranged by UtilityCo through a process approved by the PRC. Under current law, there is not any direct competition for the Company's retail customers. As a result of deregulation under the Restructuring Act, PowerCo may face competition from companies with greater financial and other resources. There can be no assurance that market prices for electric power after the implementation of deregulation will equal the historic internal transfer prices utilized by the Company prior to deregulation as reflected in the unaudited pro forma statements of earnings, nor can there be any assurance that stranded cost recovery will compensate for the difference.

                                                    POWERCO
                                       UNAUDITED PRO FORMA BALANCE SHEET
                                                    ASSETS

                                                               As of December 31, 1999
                                              -------------------------------------------------------------
                                                  The         Pro Forma             Other
                                                Company         Asset             Pro Forma       Pro Forma
                                              Historical     Transfer (1.)       Adjustments       PowerCo
                                              -----------    -------------       -----------      ---------
                                                                    (In Thousands)
Current Assets:
  Cash and cash equivalents...................  $ 120,399     $   223,616 (1.d.) $(52,739) (3.)    $291,276
  Accounts receivable.........................    147,746        (111,898)              -            35,848
  Other receivables...........................     68,911          (2,675)        (15,364) (2.)      50,872
  Regulatory assets...........................     24,056         (24,056)              -                 -
  Other current assets........................     44,926         (11,269)         (1,439) (2.)      32,218
                                              -----------     -----------       ---------        ----------
     Total current assets                         406,038          73,178         (69,542)          410,214
                                              -----------     -----------       ---------        ----------

Property, Plant and Equipment:
  Property, Plant and Equipment...............  2,533,540      (1,419,684)        (23,901) (2.)   1,089,955
  Less accumulated depreciation
    and amortization ......................... (1,077,577)        585,059           6,524  (2.)    (485,994)
                                              -----------     -----------       ---------        ----------
                                                1,455,963        (834,625)        (17,377)          603,961
  Construction work in progress...............    104,934         (77,984)         (2,208) (2.)      24,742
  Nuclear fuel................................     25,923               -               -            25,923
                                              -----------     -----------       ---------        ----------
     Net utility plant........................  1,586,820        (912,609)        (19,585)          654,626
                                              -----------     -----------       ---------        ----------

Other Assets:

  Other investments...........................    483,008          (1,446)        (17,282) (2.)     464,280
  Regulatory assets...........................    195,397        (195,397)              -                 -
  Prepaid benefit cost........................     16,126               -         (16,126) (2.)           -
  Other assets and deferred charges...........     35,879         (23,082)            123  (2.)      12,920
                                              -----------     -----------       ---------        ----------
     Total other assets.......................    730,410        (219,925)        (33,285)          477,200
                                              -----------     -----------       ---------        ----------
                                               $2,723,268     $(1,058,816)       $(122,412)      $1,542,040
                                              ===========     ===========       ==========       ==========






 The accompanying notes are an integral part of these Unaudited Pro Forma Financial Statements.

                                                    POWERCO
                                       UNAUDITED PRO FORMA BALANCE SHEET
                                        CAPITALIZATION AND LIABILITIES

                                                                  As of December 31, 1999
                                             -----------------------------------------------------------------
                                                The              Pro Forma           Other
                                              Company              Asset           Pro Forma        Pro Forma
                                             Historical        Transfer (1.)      Adjustments        PowerCo
                                             ----------        -------------      -----------       ----------
                                                                            (In Thousands)
Current Liabilities:
  Accounts payable........................... $  150,645    $   (28,816) (1.e.)   $  (13,043) (2.)  $  108,786
  Accrued interest and taxes.................     34,237        (12,698) (1.e.)      (14,562) (3.)       6,977
  Other current liabilities..................     54,137        (19,786) (1.e.)      (28,127) (2.)       6,224
                                              ----------    ------------          -----------       ----------
     Total current liabilities...............    239,019        (61,300)             (55,732)          121,987
                                              -----------   ------------          -----------       ----------

Long-term debt, less current maturities......    988,489       (368,303) (1.b.)      (34,975)(3.)      585,211
                                              -----------   ------------          -----------       ----------

Deferred Credits:
  Intercompany note..........................          -       (106,890) (1.e.)      246,326  (2.)     139,436
  Accumulated deferred income taxes..........    204,330              -             (243,583) (2.)           -
                                                                                      39,253  (11.)          -
  Regulatory liabilities.....................    103,434        (66,356) (1.e.)      (39,253) (11.)
                                                                                       2,175  (3.)           -
  Accrued postretirement benefit costs.......      8,945              -               (8,945) (2.)               -
  Other deferred credits.....................    266,389        (60,167) (1.e.)       (8,832) (2.)     197,390
                                              -----------   ------------          -----------       ----------
     Total deferred credits..................    583,098       (233,413)             (12,859)          336,826

                                              -----------   ------------          -----------       ----------
Minority interest............................     12,771              -                    -            12,771
                                              -----------   ------------          -----------       ----------

Equity.......................................    899,891        (12,800) (1.c.)      (18,846)(3.)      485,245
                                                                         (10.)
                                                               (383,000) (1.a.)
                                              -----------   ------------          -----------       ----------
                                              $2,723,268    $(1,058,816)          $ (122,412)       $1,542,040
                                              ===========   ============          ===========       ==========





 The accompanying notes are an integral part of these Unaudited Pro Forma Financial Statements.

                                                    POWERCO
                                   UNAUDITED PRO FORMA STATEMENT OF EARNINGS

                                                                    Year Ended December 31, 1999
                                                  ------------------------------------------------------------
                                                     The           Pro Forma         Other
                                                   Company           Asset          Pro Forma       Pro Forma
                                                  Historical       Transfer (1.)   Adjustments       PowerCo
                                                  ----------      ----------       -----------      ----------
                                                                         (In Thousands)
Operating Revenues:
  Electric.....................................   $  911,977      $(541,574)       $ 319,579  (4.)  $ 689,982
  Gas..........................................      236,711       (236,711)              -                -
  Unregulated businesses.......................        8,855              -               -             8,855
                                                  ----------      ----------       ----------       ----------
     Total operating revenues..................    1,157,543       (778,285)         319,579          698,837

Cost of energy sold............................      531,952       (436,290)         319,579  (4.)    415,241

                                                  ----------      ----------       ----------       ----------
Gross Margin...................................      625,591       (341,995)               -          283,596
                                                  ----------      ----------       ----------       ----------

Operating Expenses:

  Other operation expenses.....................      229,916       (138,403)          (8,551) (2.)     82,962
  Maintenance and repairs......................       50,217        (21,457)               -           28,760
  Lease expense................................       73,624         (7,332)               -           66,292
  Depreciation and amortization................       92,661        (50,066)          (2,116) (2.)     40,479
  Taxes, other than income taxes...............       34,084        (26,012)            (435) (2.)      7,637
                                                  ----------      ----------       ----------       ----------
     Total operating expenses..................      480,502       (243,270)         (11,102)         226,130
                                                  ----------      ----------       ----------       ----------
    Operating income...........................      145,089        (98,725)          11,102           57,466

Other Income and Deductions....................       47,500            206           (1,466) (6.)
                                                                                      11,118  (12.)    57,358

Interest charges...............................       70,667         (2,917)          (3,773) (5.)
                                                                    (26,560)(1.b.)     8,905  (7.)     46,322
                                                  ----------      ----------       ----------       ----------
Earnings Before Income Taxes...................      121,922        (69,042)          15,622           68,502

Income taxes...................................       42,308        (27,156)           6,185  (9.)     21,337
                                                  ----------      ----------       ----------       ----------
Net Earnings from Continuing Operations........   $   79,614      $ (41,886)(10.)  $   9,437         $ 47,165
                                                  ==========      ==========       ==========       ==========





        The accompanying notes are an integral part of these Unaudited Pro Forma Financial Statements.


                                                    POWERCO
                                   UNAUDITED PRO FORMA STATEMENT OF EARNINGS

                                                                          Year Ended December 31, 1998
                                                     --------------------------------------------------------------
                                                        The           Pro Forma           Other
                                                      Company           Asset           Pro Forma         Pro Forma
                                                     Historical     Transfer (1.)      Adjustments         PowerCo
                                                     ----------     -----------        -----------        ---------
                                                                              (In Thousands)

Operating Revenues:
  Electric........................................   $  835,204      $(556,275)        $ 363,429  (4.)    $642,358
  Gas.............................................      255,975       (255,975)                -                 -
  Unregulated businesses..........................        1,266              -                 -             1,266
                                                     ----------      ----------        ----------         --------
     Total operating revenues.....................    1,092,445       (812,250)          363,429           643,624

Cost of energy sold...............................      449,426       (502,050)          363,429  (4.)     310,805
                                                     ----------      ----------        ----------         --------
Gross Margin......................................      643,019       (310,200)                -           332,819
                                                     ----------      ----------        ----------         --------
Operating Expenses:
  Other operation expenses........................      216,641       (121,357)           (8,464) (2.)      86,820
  Maintenance and repairs.........................       51,666        (20,519)                -            31,147
  Lease expense...................................       73,624         (7,332)                -            66,292
  Depreciation and amortization...................       86,141        (46,833)           (3,510) (2.)      35,798
  Taxes, other than income taxes..................       37,992        (27,631)             (358) (2.)      10,003
                                                     ----------      ----------        ----------         --------
     Total operating expenses.....................      466,064       (223,672)                            230,060
                                                     ----------      ----------        ----------         --------
     Operating income.............................      176,955        (86,528)                            102,759
                                                                                          12,332
Other Income and Deductions.......................       37,672         (5,284)              517  (2.)      32,905

Interest Charges..................................       63,217        (16,709) (1.b.)         -            46,508
                                                     ----------      ----------        ----------         --------
Earnings Before Income Taxes......................      151,410        (75,103)           12,849            89,156

Income taxes......................................       56,291        (30,176)            5,087  (9.)      31,202
                                                     ----------      ----------        ----------         --------
Net Earnings from Continuing Operations...........   $   95,119      $ (44,927) (10)    $  7,762          $ 57,954
                                                     ==========      ==========         =========         ========

        The accompanying notes are an integral part of these Unaudited Pro Forma Financial Statements.



                                                    POWERCO
                                   UNAUDITED PRO FORMA STATEMENT OF EARNINGS

                                                                   Year Ended December 31, 1997
                                                -------------------------------------------------------------------
                                                    The             Pro Forma             Other
                                                  Company             Asset             Pro Forma         Pro Forma
                                                 Historical       Transfer (1)         Adjustments         PowerCo
                                                 ----------       ------------         -----------       ----------
                                                                          (In Thousands)
Operating Revenues:
  Electric...................................    $  722,438        $ (536,332)         $  342,463  (4.)   $ 528,569
  Gas........................................       294,769          (294,769)                  -                 -
  Unregulated businesses.....................         3,314                 -                   -             3,314
                                                 ----------        -----------         -----------        ---------
     Total operating revenues................     1,020,521          (831,101)            342,463           531,883

Cost of energy sold..........................       409,717          (515,865)            342,463  (4.)     236,315
                                                 ----------        -----------         -----------        ---------
Gross Margin.................................       610,804          (315,236)                  -           295,568
                                                 ----------        -----------         -----------        ---------
Operating Expenses:
  Other operation expenses...................       193,569          (117,045)             (6,400) (2.)      70,124
  Maintenance and repairs....................        52,626           (20,040)                  -            32,586
  Lease expense..............................        73,624            (7,332)                  -            66,292
  Depreciation and amortization..............        82,694           (40,525)             (4,470) (2.)      37,699
  Taxes, other than income taxes.............        36,803           (26,303)               (296) (2.)      10,204
                                                 ----------        -----------         -----------        ---------
     Total operating expenses................       439,316          (211,245)            (11,166)          216,905
                                                 ----------        -----------         -----------        ---------
     Operating income........................       171,488          (103,991)             11,166            78,663

Other Income and Deductions..................        21,548            (1,683)                317  (2.)      20,182

Interest Charges.............................        56,214           (14,083) (1.b.)           -            42,131
                                                 ----------        -----------         -----------        ---------
Earnings Before Income Taxes.................       136,822           (91,591)             11,483            56,714
Income taxes.................................        50,325           (36,436)              4,546  (9.)      18,435
                                                 ----------        -----------         -----------        ---------

Net Earnings from Continuing Operations......      $ 86,497        $  (55,155) (10)    $    6,937         $  38,279
                                                 ==========        ===========         ===========        =========





        The accompanying notes are an integral part of these Unaudited Pro Forma Financial Statements.

                                                   UTILITYCO
                                       UNAUDITED PRO FORMA BALANCE SHEET
                                                    ASSETS

                                                                                As of December 31, 1999
                                                                   ------------------------------------------------
                                                                      Pro Forma         Other
                                                                        Asset         Pro Forma           Pro Forma
                                                                    Transfer (1)      Adjustments         UtilityCo
                                                                   -------------      -----------         ---------
                                                                                     (In Thousands)

Utility Plant:
  Electric plant in service.....................................   $  921,946          $      -          $  921,946
  Gas plant in service..........................................      483,819                 -             483,819
  Common plant in service and plant held for future use.........       13,077                 -              13,077
                                                                   -----------         ---------         -----------
                                                                    1,418,842                 -           1,418,842
  Less accumulated depreciation and amortization................     (585,059)                -           (585,059)
                                                                   -----------         ---------        -----------
                                                                      833,783                 -            833,783
  Construction work in progress.................................       77,984                 -             77,984
                                                                   -----------         ---------        -----------
     Net utility plant..........................................      911,767                 -            911,767
                                                                   -----------         ---------        -----------
Other Property and Investments:
  Other investments.............................................        1,446                 -              1,446
  Non-utility property..........................................          842                 -                842
                                                                   -----------         ---------        -----------
     Total other property and investments.......................        2,288                 -              2,288
                                                                   -----------         ---------        -----------
Current Assets:
  Cash and cash equivalents.....................................     (223,616) (1.d.)   223,694  (8.)           78
  Accounts receivable...........................................      111,898                 -            111,898
  Other receivables.............................................        2,675                 -              2,675
  Inventories...................................................        9,297                 -              9,297
  Regulatory assets.............................................       24,056                 -             24,056
  Other current assets..........................................        1,972                 -              1,972
                                                                   -----------         ---------        -----------
     Total current assets.......................................      (73,718)          223,694            149,976
                                                                   -----------         ---------        -----------
Deferred charges:
  Regulatory assets.............................................      195,397                 -            195,397
  Other deferred charges........................................       23,082               435  (8.)       23,517
                                                                   -----------         ---------        -----------
     Total deferred charges.....................................      218,479               435            218,914
                                                                   -----------         ---------        -----------
                                                                   $1,058,816          $224,129         $1,282,945
                                                                   ===========         =========        ===========




        The accompanying notes are an integral part of these Unaudited Pro Forma Financial Statements.


                                                   UTILITYCO
                                       UNAUDITED PRO FORMA BALANCE SHEET
                                        CAPITALIZATION AND LIABILITIES

                                                                    Year Ended December 31, 1999
                                                        -------------------------------------------------
                                                         Pro Forma              Other
                                                           Asset              Pro Forma         Pro Forma
                                                        Transfer (1)         Adjustments        UtilityCo
                                                       -------------         -----------        ---------
Capitalization:                                                            (In Thousands)
  Common stock equity:
    Additional paid-in capital....................    $   383,000 (1.a.)     $      -          $   383,000
                                                      ------------           ---------         ------------
       Total common stock equity..................        383,000                   -              383,000

  Cumulative preferred stock......................         12,800 (1.c.)            -               12,800
                                                                  (10.)
  Long-term debt..................................        368,303 (1.b.)      224,129 (8.)         592,432
                                                      ------------           ---------         ------------
     Total capitalization.........................        764,103             224,129              988,232
                                                      ------------           ---------         ------------
Current Liabilities:
  Accounts payable................................         28,816 (1.e.)            -               28,816
  Accrued interest and taxes......................         12,698 (1.e.)            -               12,698
  Other current liabilities.......................         19,786 (1.e.)            -               19,786
                                                      ------------           ---------         ------------
     Total current liabilities....................         61,300                   -               61,300
                                                      ------------           ---------         ------------
 eferred Credits:
  Intercompany note...............................        106,890                   -              106,890
  Accumulated deferred investment tax credits.....              - (1.e.)            -                    -
  Regulatory liabilities..........................         51,421 (1.e.)            -               51,421
  Regulatory liabilities related to ADIT..........         14,935                                   14,935
  Other deferred credits..........................         60,167 (1.e.)            -               60,167
                                                      ------------           ---------         ------------
     Total deferred credits.......................        233,413                   -              233,413
                                                      ------------           ---------         ------------
 Commitments and contingencies....................              -                   -                    -
                                                      ------------           ---------         ------------
                                                      $ 1,058,816            $ 224,129         $ 1,282,945
                                                      ============           =========         ============





        The accompanying notes are an integral part of these Unaudited Pro Forma Financial Statements.

                                                   UTILITYCO
                                  UNAUDITED PRO FORMA STATEMENTS OF EARNINGS

                                                                          Year Ended December 31, 1999
                                                               ------------------------------------------------
                                                                 Pro Forma             Other
                                                                   Asset             Pro Forma        Pro Forma
                                                               Transfer (1)         Adjustments       UtilityCo
                                                               ------------         -----------       ---------
                                                                                  (In Thousands)

Operating Revenues:
  Electric.................................................    $  541,574            $      -        $  541,574
  Gas.......................................................      236,711                               236,711
  Unregulated businesses....................................                                -                 -
                                                               -----------         -----------        ----------
     Total operating revenues...............................      778,285                   -           778,285
                                                               -----------         -----------        ----------
Operating Expenses:
  Cost of energy sold.......................................      436,290                   -           436,290
  Other operation expenses..................................      138,403                   -           138,403
  Maintenance and repairs...................................       21,457                   -            21,457
  Lease expense.............................................        7,332                   -             7,332
  Depreciation and amortization.............................       50,066                   -            50,066
  Taxes, other than income taxes............................       26,012                   -            26,012
  Income taxes..............................................       27,219              (9,161)(9.)       18,058
                                                               -----------         -----------        ----------
     Total operating expenses...............................      706,779              (9,161)          697,618
                                                               -----------         -----------        ----------
     Operating income.......................................       71,506               9,161            80,667
                                                               -----------         -----------        ----------
Other Income and Deductions:
  Other.....................................................         (206)                  -              (206)
  Income tax benefit........................................           63                   -                63
                                                               -----------         -----------        ----------
     Net other income and deductions........................         (143)                  -              (143)
                                                               -----------         -----------        ----------
     Income before interest charges.........................       71,363               9,161            80,524
                                                               -----------         -----------        ----------
Interest Charges:
  Interest on long-term debt................................       26,560              16,192 (8.)       42,752
  Other interest charges....................................        2,917               6,948 (9.)        9,865
                                                               -----------         -----------        ----------
     Net interest charges...................................       29,477              23,140            52,617
                                                               -----------         -----------        ----------

Net Earnings from Continuing Operations (10)................   $   41,886          $  (13,979)        $  27,907
                                                               ===========         ===========        ==========




        The accompanying notes are an integral part of these Unaudited Pro Forma Financial Statements.

                                            UTILITYCO
                            UNAUDITEDPRO FORMA STATEMENTS OF EARNINGS

                                                                         Year Ended December 31,
                                                                       ---------------------------
                                                                         1998 Pro      1997 Pro
                                                                       Forma Asset    Forma Asset
                                                                       Transfer (1)  Transfer (1)
                                                                       ------------  ------------
                                                                             (In Thousands)

Operating Revenues:
  Electric........................................................     $  556,275    $   536,332
  Gas.............................................................        255,975        294,769
                                                                       -----------   ------------
     Total operating revenues.....................................        812,250        831,101
                                                                       -----------   ------------
Operating Expenses:
  Cost of energy sold.............................................        502,050        515,865
  Other operation expenses........................................        121,357        117,045
  Maintenance and repairs.........................................         20,519         20,040
  Lease expense...................................................          7,332          7,332
  Depreciation and amortization...................................         46,833         40,525
  Taxes, other than income taxes..................................         27,631         26,303
  Income taxes....................................................         28,026         35,770
                                                                       -----------   ------------
     Total operating expenses.....................................        753,748        762,880
                                                                       -----------   ------------
     Operating income.............................................         58,502         68,221
                                                                       -----------   ------------
Other Income and Deductions:
  Other...........................................................          5,284          1,683
  Income tax expense..............................................         (2,150)          (666)
                                                                       -----------   ------------
     Net other income and deductions..............................          3,134          1,017
                                                                       -----------   ------------
     Income before interest charges...............................         61,636         69,238
                                                                       -----------   ------------
Interest Charges:
  Interest on long-term debt......................................         15,937         12,167
  Other interest charges..........................................            772          1,916
                                                                       -----------   ------------
     Net interest charges.........................................         16,709         14,083
                                                                       -----------   ------------
Net Earnings from Continuing Operations (10)......................     $   44,927    $    55,155
                                                                       ===========   ============




  The accompanying notes are an integral part of these Unaudited Pro Forma Financial Statements.


              Notes to the Unaudited Pro Forma Financial Statements

The following notes provide explanations of the pro forma adjustments and further describe the assumptions used in preparing the preceding unaudited pro forma financial statements.

(1) To reflect the Asset Transfer which is the separation of the Company's regulated assets, primarily electric and gas distribution and transmission assets, and certain related liabilities from the Company's unregulated, competitive businesses, under the Restructuring Act, and the results of operations associated with such regulated assets and liabilities. Total assets of $1.1 billion (the Asset Transfer excludes the Company's investment of $438 million of Palo Verde Nuclear Generating Station notes that are classified as Other Investments and are underlying the assets held under lease) are planned to be acquired by UtilityCo pursuant to the Asset Transfer through:

         (a) A dividend of regulated assets of $383 million by PowerCo to Manzano which then will in turn make an equity contribution to UtilityCo of those assets,

         (b) the assumption of $368 million of PowerCo's (formerly the Company's) SUNs pursuant to the Debt Exchange, as follows:

                           7.10% due 2005           $268 million
                           7.50% due 2018           $100 million
                                                    ------------
                                                    $368 million

               Interest expense on the assumed SUNs is $26.5 million per year with related debt amortization of deferred debt financing costs of $1.1 million per year,
         (c) the assumption of $12.8 million of PowerCo's (formerly the Company's) preferred stock pursuant to the Preferred Exchange,
         (d) a cash payment of $224 million to PowerCo from the proceeds of $100 million of renewable commercial paper and $124 million of the fixed rate SUNs pursuant to the New Issuances (see note 8) and
         (e) the assumption of $295 million of other related operating liabilities and deferred credits.

         These transactions are expected to occur simultaneously.

(2) To reflect the Share Exchange and the related transfer of certain corporate assets and liabilities and the related expenses to Manzano, the newly created holding company, including income tax liabilities and net deferred income tax liabilities of $267 million. The transfer will be accomplished through the issuance of an inter-company note from PowerCo to Manzano at rates consistent with the rates available under the Company's existing and unused revolving credit facility.

(3) To reflect the Buyback. The Company repurchased $35 million of its 7.5% SUNs with an accrued interest obligation of $1.1 million at a cost of $34 million and deferred, as a regulatory liability, a $2.2 million gain on the transaction. This gain is being amortized over 18 years and its effect on the pro forma statements is immaterial.

(4) To reverse the Company's consolidating inter-company elimination for the sale of electric power by PowerCo to UtilityCo. The pro forma adjustment is necessary because the PowerCo unaudited pro forma statement of earnings represents only PowerCo's results of operations; therefore, PowerCo's revenues must also include inter-company sales. Likewise, because UtilityCo's results are no longer reflected in the PowerCo unaudited pro forma statement of earnings, the elimination of UtilityCo's inter-company cost must be reversed.

         The inter-company sale is reflected in both the PowerCo and UtilityCo Pro Forma Statements of Earnings at historical transfer pricing which may not necessarily represent competitive market prices.

(5) To reverse the interest expense and amortization of the deferred debt issuance costs related to the Buyback.

(6) To reverse the interest income earned on the cash and cash equivalent balances utilized for the Buyback. The adjustment is based on an average interest rate of 4.6% earned on the incremental cash and cash equivalent balances of $52.7 million utilized for the Buyback.

(7) To reflect interest expense related to PowerCo's inter-company debt balance of $139 million with Manzano as a result of the related Share Exchange transactions (see note 2). Interest expense is calculated using 6.5% which is consistent with the rates available under the Company's unused revolving credit facility.

(8) To reflect the New Issuances. The commercial paper is expected to have an effective interest rate of 6.51% per annum including fees resulting in interest expense of $6.5 million. The newly-issued SUNs of UtilityCo are expected to have a stated interest rate of 7.67% per annum. Underwriting costs are expected to be 0.35% for an effective rate of 7.8% per annum resulting in interest expense of $16.2 million. Accordingly, UtilityCo is expected to realize net proceeds from the New Issuances of $224 million and $0.4 million is expected to be capitalized as deferred debt financing costs.

(9)      To reflect income taxes at the statutory rate of 39.59%.

(10) As a result of the Preferred Exchange, UtilityCo will pay preferred dividends to the holders of its newly-issued cumulative preferred stock. The dividend rate is 4.58% or $586,000 per annum.

(11) To reverse the regulated liability and related accumulated deferred tax assets associated with ceratin investment tax credits and gains on certain sale leaseback transactions recorded in accordance with SFAS
         71. To the extent that these items will no longer be part of the Regulated Businesses, the balances must be eliminated and excluded from the Asset Transfer. The adjustment does not have an impact on the unaudited pro forma statement of earnings.

(12) To reflect the interest income earned on the cash and cash equivalent balances resulting from the $224 million cash payment from UtilityCo that is part of the Asset Transfer. The adjustment is based on an average interest rate of 4.97% earned on the incremental cash and cash equivalent balances of $224 million.